Exhibit 10.2
Amendment Agreement
This Amendment Agreement is dated as of May 13, 2015 (this “Amendment Agreement”) by and among each of the Lenders party hereto, AIRCASTLE LIMITED, an exempted company organized and existing under the laws of Bermuda (the “Borrower”) and CITIBANK, N.A., as agent for the Lenders (the “Agent”).
W I T N E S S E T H:
WHEREAS, reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of December 19, 2012, as amended and restated as of August 2, 2013, as further amended and restated as of March 31, 2014 and as amended on January 26, 2015 (the “Credit Agreement”; capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement), among the Borrower, the Agent and each of the financial institutions from time to time party thereto as lenders (the “Lenders”).
WHEREAS, pursuant to Section 12.6 of the Credit Agreement and subject to the terms and conditions of the Credit Agreement, the Borrower and the Lenders may amend certain terms of the Credit Agreement.
WHEREAS, the Borrower desires to amend, and the Borrower has requested that all Lenders and the Agent agree to amend, the Credit Agreement on the terms set forth herein.

WHEREAS, the Lenders signatory hereto, constituting all of the Lenders, and the Agent are willing to agree to the amendments to the Credit Agreement described herein subject to the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION ONE. Amendments to Credit Agreement.
Each Lender party hereto hereby consents to amend Section 1.1 of the Credit Agreement to restate the definition of “Stated Maturity Date” in its entirety as set forth below:
“Stated Maturity Date” means May 13, 2019.

SECTION TWO. Conditions to Effectiveness. This Amendment Agreement shall become effective on May 13, 2015 (the “Effective Date”) when, and only when, the following conditions have been satisfied:
(i)this Amendment Agreement shall have been executed and delivered by the Borrower, all of the Lenders and the Agent; and
(ii)    the Agent shall have received (x) for the account of each Lender party hereto, a consent fee equal to 0.10% of the aggregate principal amount of such Lender’s Revolving Credit Commitments on the Effective Date, (y) all expenses for which reasonably detailed invoices have been presented (including the reasonable fees and expenses of a single legal counsel), on or before the Effective Date and (z) the fees specified in the Fee Letter dated as of May 13, 2015, between Citigroup Global Markets, Inc. and the Borrower (the “Fee Letter”).
SECTION THREE. Representations and Warranties. In order to induce each Lender and the Agent to enter into this Amendment Agreement, the Borrower represents and warrants to each Lender and the Agent that, as of the Effective Date, after giving effect to this Amendment Agreement and both before and after giving effect to the transactions contemplated by this Amendment Agreement:
(a)    no Default or Event of Default has occurred and is continuing;
(b)    the entry into this Amendment Agreement by the Borrower has been duly authorized by all necessary corporate or other action of the Borrower; and

(c)    each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by “materially,” “Material Adverse Effect” or a similar term, in which case such representation and warranty shall be true and correct in all respects) on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, in all material respects as of such specific date).
SECTION FOUR. Reference to and Effect on the Loan Documents. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment Agreement, and this Amendment Agreement shall constitute a “Loan Document” for all purposes under the Credit Agreement. The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment Agreement, are and shall continue to be in full force and effect. The execution, delivery and effectiveness of this Amendment Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
SECTION FIVE. Costs, Expenses and Taxes. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation, execution and delivery of this Amendment Agreement and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel to the Agent) in accordance with the terms of Section 12.5 of the Credit Agreement.
SECTION SIX. Execution in Counterparts. This Amendment Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment Agreement by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.
SECTION SEVEN. Governing Law. THIS AMENDMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
AIRCASTLE LIMITED,
as Borrower
By:    /s/ Ron Wainshal
Name: Ron Wainshal
Title: Director

CITIBANK, N.A.,
as the Agent
By:    /s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

CITIBANK, N.A., as a Lender
By:    /s/ Maureen Maroney
Name: Maureen Maroney
Title: Vice President

GOLDMAN SACHS BANK USA, as a Lender
By:    /s/ Ryan Durkin
Name: Ryan Durkin
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender
By:    /s/ Matthew H. Massie
Name: Matthew H. Massie
Title: Managing Director

ROYAL BANK OF CANADA, as a Lender
By:    /s/ Scott Umbs
Name: Scott Umbs
Title: Authorized Signatory

CREDIT AGRICOLE CORPORATE &
INVESTMENT BANK, as a Lender
By:     /s/ Maria Rodríguez
Name: Maria Rodríguez
Title: Director

By:    /s/ Thomas Jean
Name: Thomas Jean
Title: Director

DBS BANK LTD., LOS ANGELES AGENCY, as a Lender
By:    /s/ Yeo How Ngee
Name: Yeo How Ngee
Title: Managing Director

MUFG UNION BANK, N.A., as a Lender
By:    /s/ Robert Jones
Name: Robert Jones
Title: Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender
By:    /s/ Michael Shannon
Name: Michael Shannon
Title: Vice President

By:    /s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

BNP PARIBAS, as a Lender
By:    /s/ Robert Papas
Name: Robert Papas
Title: Director, Transportation Group-Aviation Finance

By:    /s/ Eric Chilton
Name: Eric Chilton
Title: Managing Director